SECURITY AGREEMENT

         This SECURITY AGREEMENT is by and between John Kennedy and Cecelia Kennedy (collectively the "Secured Party") and THINKPATH INC., an Ohio corporation ("TP - Ohio"), and THINKPATH INC., an Ontario corporation ("TP - Ontario") (each a "Debtor"), under the following circumstances:

         A. TP - Ohio is a wholly-owned subsidiary of TP - Ontario. TP - Ohio issued a promissory note (the "Note") to Secured Party dated April 19, 2007, in the principal amount of $800,000.

         B. As an inducement for Secured Party to accept the Note, TP - Ontario has executed a guaranty dated of even date herewith (the "Guaranty") under which TP - Ontario shall irrevocably and unconditionally guarantee the due and punctual payment and performance of TP - Ohio's obligations under the Note.

         C. In order to secure the payment and performance of Debtor's obligations under the Note and Guaranty, respectively, each Debtor desires to grant a security interest in the Collateral (as hereinafter defined), under the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants and conditions hereinafter set forth, the parties hereto hereby agree as follows:

         1.       SECURITY INTEREST.

         Debtor hereby assigns, pledges and transfers to Secured Party and grants Secured Party a continuing security interest in all of the properties, assets and rights of each Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, including the properties described in this Section 1, all of which properties, assets, and rights are hereafter called "Collateral."

                  1.1 All of Debtor's accounts, chattel paper, accounts receivable, contract rights, documents and instruments; all other obligations or indebtedness owed to Debtor from whatever source arising; all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Debtor in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Debtor or hereafter acquired or in existence.

                  1.2 All of Debtor's inventory, including, without limitation, all goods, merchandise and other personal property which are held for sale or lease, or are furnished or to be furnished under any contract of service by Debtor, and all raw materials, work-in-progress, supplies or materials used or consumed in Debtor's business, and all products thereof, and all substitutions, replacements, additions and accessories thereto, all whether now owned or hereafter acquired by Debtor; and all of Debtor's right, title and interest in and to any leases or rental agreements for such inventory.

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                  1.3 All of Debtor's equipment, including, without limitation, all furniture, fixtures, machinery and other equipment of any kind and all substitutions and replacements thereof and accessories and parts therefor, all whether now owned or hereafter acquired by Debtor.

                  1.4 All of Debtor's general intangibles, including, without limitation, all payment intangibles, software, goodwill, patents, formulas, blueprints, proprietary manufacturing processes, trademarks, licenses, franchises, beneficial interests in trusts, joint venture interests, partnership interests, rights to tax refunds, pension plan overfundings, literary rights and other contractual rights of Debtor, all whether now owned or hereafter acquired by Debtor.

                  1.5 All of Debtor's investment property, including, without limitation, all securities, whether certificated or uncertificated, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts owned by Debtor or in which Debtor has an interest, all whether now owned or hereafter acquired by Debtor.

                  1.6 All of Debtor's deposit accounts and letter-of-credit rights.

                  1.7 All supporting obligations, ledger sheets, files, records, documents, blueprints, drawings and instruments (including without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the Collateral described in this
Section 1.

                  1.8 All proceeds and products of the Collateral described above in this Section 1, including, without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including insurance proceeds, and accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing.

         2.       OBLIGATIONS SECURED.

                  The security interests granted hereby are granted to secure
(i) the payment and performance of the obligations of each Debtor to Secured Party pursuant to the Note and Guaranty, respectively (the "Obligations") and
(ii) the payment by each Debtor of all costs incurred by Secured Party to obtain, preserve, and/or enforce the security interests granted by this Agreement; to collect the Obligations secured hereby; and to maintain and preserve the Collateral, with such costs including, but not limited to, expenditures made by Secured Party for taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and other legal expenses, storage costs, rents, and expenses of sale, together with interest on the above amounts at the highest rate being paid by Debtor on any of its obligations to Secured Party, all of which each Debtor agrees to pay to Secured Party.

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         3.       DEBTOR'S WARRANTIES.

                  3.1 Except for the security interests granted herein and any security interests granted by Debtor which are of record as of the date hereof, Debtor represents and warrants that it is, and as to the Collateral to be acquired after the date hereof, shall be, the owner of the Collateral free from any lien, security interest or encumbrance, and Debtor shall defend the Collateral and its proceeds and products against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party, and shall preserve the Collateral free from any subsequent liens, encumbrances or security interests.

                  3.2 Debtor represents and warrants that at the time any account becomes subject to a security interest in favor of Secured Party, said account shall be a good and valid account representing a bona fide outright sale of goods by Debtor or services performed by Debtor and such goods shall have been shipped to the respective account debtors or the services have been performed for the respective account debtors. Each account shall not be subject to any claim for credit, allowance or adjustment by account debtor or any setoff, defense or counterclaim. Debtor shall immediately notify Secured Party in the event of the refusal of any goods which are the subject of any such account, and of the bankruptcy, insolvency or financial embarrassment of any account debtor and of any claim asserted for credit, allowance, adjustment, setoff or counterclaim.

                  3.3 Debtor represents and warrants that: (a) its exact legal name is that indicated on the first page hereof; (b) it is an organization of the type and is organized in the jurisdiction set forth on the first page hereof; (c) the organizational identification number, or statement that Debtor has none, set forth on the last page hereof is accurate; and (d) Debtor's federal tax identification number is as follows: 31-1323702.

         4.       DEBTOR'S OBLIGATIONS.

                  4.1 Debtor shall keep accurate and complete records and accounts in accordance with sound accounting practices of all of its Collateral, and shall at all reasonable times allow Secured Party to inspect the Collateral, to examine, audit or make extracts from Debtor's books and records, and to arrange for verification of the Collateral under reasonable procedures directly with account debtors and other persons or by other procedures. Debtor will furnish to Secured Party on request additional statements of any account together with all notes or other documents and information relating thereto.

                  4.2 Debtor shall keep the Collateral insured against such casualties, and in such amounts and on such terms as Secured Party shall require and the policies shall provide for at least 30 days written notice of cancellation to Secured Party. Debtor shall furnish Secured Party with satisfactory evidence of such insurance and Secured Party shall be added to any such insurance as loss payee. Debtor shall promptly pay when due all taxes and assessments imposed on, or with respect to the Collateral, and shall maintain the Collateral in good condition and repair. If Debtor fails to pay the premiums on any such insurance or such taxes when due, or to maintain the Collateral in good condition and repair, Secured Party may do so (but shall be under no obligation to do so) for Debtor's account and add the amount of its expenditures with respect thereto to Debtor's outstanding obligations, which amount shall be payable on demand with interest at the highest rate being paid by Debtor on any of its obligations to Secured Party. Secured Party shall have the right to settle and compromise any and all claims under any of the insurance policies required to be maintained by Debtor hereunder and Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, with power to demand, receive

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

and receipt for all monies payable thereunder, to execute in the name of Debtor any proof of loss, notice, draft, and other instruments in connection with such policies or loss thereunder and generally to do and perform any and all acts as Debtor could perform in connection with such policies.

                  4.3 Debtor shall execute such financing statements and other documentation and shall take any other actions (at Debtor's own expense) as shall reasonably be requested by Secured Party in order to insure the attachment, perfection, and first priority of, and the ability of Secured Party to enforce, the security interests granted Secured Party hereunder and to carry out the terms of this Agreement, including, but not limited to: (a) endorsing, assigning and delivering promissory notes and tangible chattel paper to Secured Party; (b) taking all steps necessary to perfect Secured Party's security interest in letter of credit rights, deposit accounts, securities accounts, commodity accounts and other investment property; (c) promptly notifying Secured Party in the event any of the Collateral is in the possession of a bailee and promptly obtaining an acknowledgement from the bailee that the bailee holds such Collateral for the benefit of Secured Party and shall act upon the instructions of Secured Party, without further consent of Debtor; and (d) taking all steps necessary to vest in Secured Party control of electronic chattel paper. A photocopy of this Security Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. Debtor hereby irrevocably authorizes Secured Party, at any time and from time to time, to file any initial financing statements and amendments thereto to the extent permitted by, and in accordance with, the provisions of the Uniform Commercial Code.

                  4.4 If Debtor shall at any time hold or acquire a claim arising in tort (and, if Debtor is an individual, such claim arose in the course of Debtor's business or profession, and does not include claims for personal injury or death), Debtor shall immediately notify Secured Party in a writing signed by Debtor of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.

                  4.5 Upon request of Secured Party, Debtor shall furnish Secured Party:

                           (a) Within 90 days after the end of Debtor's fiscal year, a financial statement, including a balance sheet, and statements of income, retained earnings and changes in financial position, each prepared in accordance with generally accepted accounting principles consistently applied, certified by Debtor's chief financial officer or certified public accountant;

                           (b) Within 45 days after the close of each quarter, financial statements similar to those in (a) above and certified by Debtor's chief financial officer; and

                           (c) Promptly, such other information as Secured Party may reasonably request from time to time, including, without limitation, at the end of each month, financial statements similar to those in (a) above.

                  4.6 As long as the Guaranty is in effect, Debtor agrees that it will:

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                           (a) preserve its company existence and not, in one
         transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

                           (b) not change the state of its formation or organization;

                           (c) not change its company name without providing Secured Party with 30 days' prior written notice; and

                           (d) if Debtor does not have an organizational identification number (as issued by the jurisdiction in which it is organized) and later obtains one, promptly notify Secured Party of such organizational identification number.

         5.       DEBTOR'S RIGHTS WITH RESPECT TO COLLATERAL.

                  5.1 With respect to the Collateral specified in Section 1.1, Debtor is authorized to collect the proceeds of such Collateral and utilize them in the ordinary course of business, provided that Secured Party shall have the right at any time, before or after default, to notify account debtors on any and all of Debtor's accounts of the security interest of Secured Party in such accounts, to send requests for verification to the account debtors, and to notify such account debtors to make payments of such accounts directly to Secured Party. At the request of Secured Party, Debtor shall so notify such account debtors and indicate on all billings that the accounts are payable directly to Secured Party. In addition, Debtor shall, at the request of Secured Party, hold all proceeds from collection of accounts in trust for Secured Party without commingling the same with other funds, and shall promptly turn over the same to Secured Party in the identical form received, endorsed by Debtor to Secured Party.

                  5.2 Debtor shall also have the right to utilize the Collateral as specified in Section 1.2 in the ordinary course of business, and to sell such Collateral in the ordinary course of business, provided that such Collateral is replaced with Collateral of like kind and quality, with a fair market value equal to or in excess of that sold, provided, however, that Secured Party may, by notice to Debtor, require that no such sales be made without the prior written approval of Secured Party.

                  5.3 Until default, Debtor shall have the right to use, consume, or sell any items of the Collateral described in Section 1.3 in the regular course of business, but not to otherwise dispose of such Collateral.

         6.       DEFAULT.

         Upon the happening of any one or more of the following events or conditions, Secured Party may, at its option, declare the Obligations of Debtor under the Guaranty to be immediately due and payable without notice to Debtor, and Secured Party may proceed to enforce payment of the same, and to exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, in addition to the rights and remedies provided herein. The events of default hereunder are as follows:

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                  6.1 The occurrence of any "Event of Default" under the Note.

                  6.2 The failure of Debtor to observe or perform any of the provisions of this Agreement or any other agreement between Debtor and Secured Party.

                  6.3 If any warranty, representation, certificate, schedule, financial statement or other information given to Secured Party hereunder shall prove to be untrue or materially misleading.

                  6.4 If any proceedings are instituted by or against Debtor under any insolvency laws, or if Debtor shall become insolvent or otherwise suffer such changes in its condition or affairs as in the sole discretion of Secured Party impairs Secured Party's security interests hereunder, or increases its risk as to repayment of the Obligations, or if Secured Party shall otherwise deem itself insecure with respect to the Obligations.

         Secured Party's remedies include, but are not limited to, the right to take possession of the Collateral or any part thereof, and Debtor hereby grants Secured Party authority to enter upon any premises on which the Collateral or any part thereof may be situated, and remove the Collateral from such premises or use such premises, together with the materials, supplies, books and records of Debtor, to maintain possession and/or the condition of the Collateral and to prepare the Collateral for sale. Debtor shall, upon demand by Secured Party, assemble the Collateral specified in Section 1 hereof, and make it available at a place designated by Secured Party and convenient to both parties. All rights and remedies of Secured Party hereunder shall be cumulative, not exclusive, and shall be enforceable alternatively, successively or concurrently with any other remedy available hereunder or otherwise available at law or in equity. Debtor hereby authorizes Secured Party to specifically disclaim any warranties of title, possession, quiet enjoyment and the like in connection with any sale of the Collateral.

         7.       POWER OF ATTORNEY.

         Debtor hereby irrevocably appoints Secured Party as Debtor's true and lawful attorney-in-fact, with full power of substitution, for Debtor, and in Debtor's name, place and stead, upon the occurrence of any event of default in as defined in Section 6 above, and in the event that Secured Party elects to exercise any rights granted to it hereunder. As attorney-in-fact, Secured Party may act for Debtor with respect to the Collateral as if Secured Party were the owner thereof, and may endorse and cash promissory notes, checks and other instruments, institute legal proceedings, make, adjust, and settle claims, and do all other acts necessary and incidental to the exercise of its rights provided hereunder, or otherwise available to it in the event of default. Neither Secured Party nor its agents shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact.

         8.       MISCELLANEOUS.

         Any required notices to Debtor, including notice of the sale of any of the Collateral, shall be deemed to be reasonable if mailed to Debtor at the address shown below, or such other address furnished Secured Party in writing, at least five (5) business days prior to the action which is the subject of the notice. The term "Debtor" as used herein shall include the singular as well as the plural, and other words in the singular shall include the plural and words

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of one gender shall include the other gender when the sense requires. Except as used in item (ii) of the following sentence, the term "Uniform Commercial Code" as used herein shall mean the Uniform Commercial Code as adopted by the State of New Jersey, as said Uniform Commercial Code may be amended from time to time. Debtor acknowledges and agrees that, with respect to any term used herein that is defined in either (i) the Uniform Commercial Code at the time that this Agreement was signed, or (ii) the Uniform Commercial Code as in force at any relevant time in the jurisdiction in which any financing statement is filed, the meaning to be ascribed thereto shall be that under the more encompassing of the two definitions. No waivers by Secured Party of any default shall be effective unless given in writing, and shall not operate as a waiver of any other default. The rights of Secured Party shall inure to the benefit of its successors and assigns, and the obligations of Debtor shall bind Debtor's heirs, executors, administrators, successors and assigns. If there is more than one Debtor, their obligations hereunder shall be joint and several.

         This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in a writing signed by or on behalf of the parties hereto. This Agreement shall be deemed to be a contract entered into and made pursuant to the laws of the State of New Jersey and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state, except to the extent the Uniform Commercial Code provides for the application of the laws of another state.

         As a specifically bargained inducement for Secured Party to extend credit to each Debtor: (i) DEBTOR HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS SECURITY AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS OR TRANSACTIONS INVOLVING SECURED PARTY AND DEBTOR AND (ii) DEBTOR HEREBY DESIGNATES ALL COURTS OF RECORD IN THE STATE OF NEW JERSEY AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF THIS SECURITY AGREEMENT, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION DEBTOR CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS.

    EXECUTED AT ___________________ ON THE _____ DAY OF ______________, 2007.






SECURED PARTY:                           DEBTORS:

                                         THINKPATH INC., an Ohio corporation

                                         By:
--------------------------------            ------------------------------------
John Kennedy
                                         Title:
                                               ---------------------------------

                                         Organizational Number:_________________

________________________________    THINKPATH INC., an Ontario corporation
Cecelia Kennedy


                                         By:____________________________________

                                         Title:_________________________________

                                         Organizational Number:_________________


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